Series 7
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

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TRUSTEE                          FOR               WITHHELD       PERCENTAGE FOR
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John J. Brennan                  12,296,351,711    332,502,054    97.4%
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Charles D. Ellis                 12,295,511,728    333,342,037    97.4
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Rajiv L. Gupta                   12,256,731,760    372,122,005    97.1
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JoAnn Heffernan Heisen           12,295,368,986    333,484,779    97.4
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Burton G. Malkiel                12,257,857,336    370,996,429    97.1
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Alfred M. Rankin, Jr.            12,305,204,159    323,649,605    97.4
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J. Lawrence Wilson               12,274,695,724    354,158,041    97.2
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*Results are for all funds within the same trust.

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

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FOR             AGAINST         ABSTAIN        BROKER            PERCENTAGE FOR
                                               NON-VOTES
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1,096,033,749   62,736,997      32,738,012     77,407,741        86.4%
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o    RECLASSIFY  THE FUND AS  NONDIVERSIFIED.  This  change to  "nondiversified"
     status enables the fund to continue tracking its target index in the event that the index becomes dominated by a small number of stocks.

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FOR             AGAINST         ABSTAIN        BROKER          PERCENTAGE FOR
                                               NON-VOTES
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--------------- --------------- -------------- --------------- -----------------
1,103,330,790   53,105,306      35,072,662     77,407,741      87.0%
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